SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	August 9, 2006

(Date of earliest event reported):	August 8, 2006

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10021-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2006, the Registrant entered into a Registration Rights Agreement with CNA Financial Corporation (“CNA”), pursuant to which the Registrant has the right, on three occasions, to demand that CNA register up to an aggregate of 7,863,258 shares of CNA’s Common Stock held by the Registrant for resale in a public offering and may request that CNA include those shares in certain registration statements that it may file in the future. A copy of the Registration Rights Agreement is filed as exhibit 10.1 to this Form 8-K. As of August 8, 2006, after giving effect to CNA’s sale of 7.0 million shares of Common Stock in an underwritten public offering and approximately 7.86 million shares of Common Stock in a private placement to the Registrant, the Registrant owns approximately 89% of CNA’s outstanding Common Stock.

Item 7.01	Regulation FD Disclosure.

On August 8, 2006, CNA issued a press release announcing the completion of the retirement of its Series H Cumulative Preferred Stock and related financing plan. The press release is furnished as exhibit 99.1 to this Form 8-K. The information under Item 7.01 and in Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 and Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless otherwise indicated in such registration statement or other document.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:

Exhibit Reference
Number	Exhibit	Description

10.1	Registration Rights Agreement, dated August 8, 2006, between CNA Financial Corporation and Loews Corporation.

99.1	CNA Financial Corporation press release, issued August 8, 2006, announcing the completion of the retirement of its Series H Preferred Stock and related financing plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: August 9, 2006	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary